Exhibit 10.2

TIME OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”), is made effective as of the 16th day of September, 2004 (hereinafter called the “Grant Date”), between ST. JOHN KNITS INTERNATIONAL, INCORPORATED, a Delaware corporation (hereinafter called the “Company”), and Richard Cohen (hereinafter called the “Participant”):

R E C I T A L S:

WHEREAS, the Company has adopted the Amended and Restated St. John Knits International, Incorporated 1999 Stock Option Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan;

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein (the “Option”) to the Participant pursuant to the Plan and the terms set forth herein; and

WHEREAS, simultaneous with the Company’s grant of this Option to the Participant, the Participant acknowledges that Participant shall, if the Participant has not already, become a party to the Management Stockholders’ Agreement between and among St. John Knits, Inc., the Company, Vestar/Gray Investors LLC, Vestar/SJK Investors LLC (“Vestar”) and all other members of management of the Company who have received or will receive options to acquire shares of Common Stock (the “Management Stockholders’ Agreement”).

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of the Option. The Company hereby grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 200,000 shares of Common Stock, subject to adjustment as set forth in the Plan. The per share purchase price of the shares of Common Stock subject to the Option (the “Exercise Price”) shall be (a) $30.00 with respect to 50,000 shares, (b) $40.00 with respect to 50,000 shares, (c) $50.00 with respect to 50,000 shares and (d) $60.00 with respect to 50,000 shares (each tranche of shares described in clauses (a) through (d), a “Tranche”). The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.

2. Vesting. At any time, the percentage of the Option which has become vested and exercisable as described in this Section 2 is hereinafter referred to as the “Vested Portion.”

(a) Time Vesting. Subject to paragraphs (b) and (c) of this Section 2, each Tranche shall vest and become exercisable with respect to twenty percent (20%) of the shares of Common Stock initially covered by the Tranche on August 9, 2005 and shall vest and become exercisable with respect to an additional twenty percent (20%) of the shares of Common Stock initially covered by the Tranche on each subsequent anniversary of such August 9 date, until the shares subject to the Option are 100% vested.

(b) Termination of Employment. If the Participant’s employment with the Company or any Subsidiary is terminated for any reason, the Option shall, to the extent not then vested, be canceled by the Company without consideration and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 3(a); provided, however, that, in the event of the Participant’s termination of employment by the Company or any Subsidiary without Cause (other than as a result of death or Disability) or by the Participant for Good Reason, the Participant shall be deemed vested in the portion of the Option that otherwise would have become exercisable on or before the second anniversary of the Participant’s date of termination. For purposes of this agreement, the date of the Participant’s termination of employment shall be determined under the Employment Agreement, dated as of June 3, 2004, by and between the Participant and St. John Knits, Inc. (or any amendment thereto).

(c) Change of Control/Acceleration Events.

(i) Notwithstanding any other provisions of this Agreement to the contrary, in the event of a Partial Acceleration Event (as defined below), Executive shall be deemed vested in a portion of the Option equal to the excess, if any, of the Vestar Percentage (as defined below) over the Vested Portion of the Option. For purposes of this Agreement, (A) a “Partial Acceleration Event” shall mean and shall be deemed to have taken place in the event (I) Vestar and its Affiliates (as defined in the Management Stockholders’ Agreement) (collectively, the “Vestar Entities”), pursuant to one or more than one transaction, other than a Public Offering (as defined in the Management Stockholders’ Agreement), sell, exchange or dispose of shares of Common Stock where the percentage of shares sold, exchanged or disposed of is less than 50% of the shares of Common Stock held by the Vestar Entities as of June 3, 2004 (the “Vestar Shares”), (II) Executive receives a Tag Notice (as defined in the Management Stockholders’ Agreement) with respect to any transaction that would otherwise result in a Partial Acceleration Event described in clause (I) of this Section 2(c)(i), but only for purposes of participating in such transaction, or (III) any of the Vestar Entities request that Executive make a drag-along transfer as permitted by Section 3.6 of the Management Stockholders’ Agreement with respect to any transaction that would otherwise result in a Partial Acceleration Event described in clause (I) of this Section 2(c)(i), but only for purposes of participating in such transaction, and (B) the “Vestar Percentage” shall mean the percentage of the Vestar Shares sold by the Vestar Entities in connection with a Partial Acceleration Event.

(ii) Notwithstanding any other provisions of this Agreement to the contrary, in the event of a change of control or an Equity Acceleration Event (as defined below), the Option shall, to the extent not then vested and not previously canceled, immediately become fully vested and exercisable. For purposes of this Agreement, (A) a change of control shall be deemed to occur as determined in the sole discretion of the Committee and (B) an “Equity Acceleration Event” shall mean and shall be deemed to have taken place in the event (I) the Vestar Entities, pursuant to one or more than one transaction, other than a Public Offering, sell, exchange or dispose of 50% or more of the Vestar Shares, (II) the Company or any of its Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company and its Subsidiaries (determined on a consolidated basis) to any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) (other than to the Company and/or any wholly-owned Subsidiary of the Company), (III) any other transaction involving the Company or St. John Knits, Inc. occurs and in respect of which the Vestar Entities receive proceeds in such transaction, directly or indirectly, in respect of the disposition of 50% or more of the Vestar Shares, (IV) Executive receives a Tag Notice (as defined in the Management Stockholders’ Agreement) with respect to any transaction that would otherwise result in a Equity Acceleration Event described in clauses (I), (II) or (III) of this Section 2(c)(ii), but only for purposes of participating in such transaction, or (V) any of the Vestar Entities request that Executive make a drag-along transfer as permitted by Section 3.6 of the Management Stockholders’ Agreement with respect to any transaction that would otherwise result in a Equity Acceleration Event described in clauses (I), (II) or (III) of this Section 2(c)(ii), but only for purposes of participating in such transaction.

3. Exercise of Option.

(a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:

(i) the tenth anniversary of the Grant Date;

(ii) eighteen months following the date of the Participant’s termination of employment as a result of death or Disability;

(iii) three years following the date of the Participant’s termination of employment by the Company or any Subsidiary without Cause (other than as a result of death or Disability) or by the Participant for Good Reason; and

(iv) the date of the Participant’s termination of employment by the Company or any Subsidiary for Cause or by the Participant without Good Reason.

For purposes of this Agreement:

“Cause” shall mean “cause” as defined in any employment agreement entered into by and between the Participant and the Company or any of its Subsidiaries which is in effect as of or after the Grant Date (as the same may be amended in accordance with the terms thereof) or if not defined therein or if there shall be no such agreement, “Cause” shall mean (i) willful malfeasance or willful misconduct in connection with the performance of his duties as such, or (ii) the commission of (a) any felony or (b) a misdemeanor involving moral turpitude;

“Disability” shall mean “disability” as defined in any employment agreement entered into by and between the Participant and the Company or any of its Subsidiaries which is in effect as of or after the Grant Date (as the same may be amended in accordance with the terms thereof) or if not defined therein or if there shall be no such agreement, as defined in the Company long-term disability plan as in effect from time to time, or if there shall be no plan or if not defined therein, the Participant’s becoming physically or mentally incapacitated and consequent inability for a period of six (6) months in any twelve (12) consecutive month period to perform the Participant’s duties to the Company or any Subsidiary; and

“Good Reason” shall mean “good reason” as defined in any employment agreement entered into by and between the Participant and the Company or any of its Subsidiaries which is in effect as of or after the Grant Date (as the same may be amended in accordance with the terms thereof) or if not defined therein or if there shall be no such agreement, “Good Reason” shall mean: (i) the Company or any Subsidiary has failed to pay the Participant his salary; (ii) the office where the Participant performs his duties is moved more than 30 miles from where the Participant performed the Participant’s duties on the Grant Date; (iii) a substantial reduction of the Participant’s base salary (other than an across the board reduction similarly affecting other comparable employees of the Company or its Subsidiaries) or (iv) a substantial diminution of the Participant’s duties, which, in each case, has not been remedied within a reasonable time specified by the Participant that is not less than thirty (30) days after delivery to the Company of written notice describing the event constituting Good Reason.

(b) Method of Exercise.

(i) Subject to Section 3(a), the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that the Option may be exercised with respect to whole shares of Common Stock only. Such notice shall specify the number of shares of Common Stock for which the Option is being exercised and the Tranche from which such shares are to come and shall be accompanied by payment in full of the Exercise Price with respect to each Tranche. The payment of the Exercise Price shall be made in cash or, subject to the consent of the Committee, in shares of Common Stock which have been owned by the Participant for at least six months, such shares to be valued at their Fair Market Value (as such term is defined in the Management Stockholders’ Agreement) as of the date of exercise.

(ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the shares of Common Stock that is required to comply with applicable state and federal securities or any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine in good faith to be necessary or advisable.

(iii) Upon the Company’s determination that the Option has been validly exercised as to any of the shares of Common Stock, the Company shall issue certificates in the Participant’s name for such shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

(iv) In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a) (any of the foregoing, a “Permitted Transferee”). Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof. During the Participant’s lifetime, the Option is exercisable only by the Participant.

(v) As a condition to exercising the Option, the Participant shall become a party to the Management Stockholders’ Agreement.

4. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

5. Legend on Certificates. To the extent provided by the Management Stockholders’ Agreement, the certificates representing the shares of Common Stock purchased by exercise of the Option shall contain a legend stating that they are subject to the Management Stockholders’ Agreement and may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable Federal or state laws, and the Committee may cause an additional legend or legends to be put on any such certificates to make appropriate reference to such other restrictions.

6. Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than to a Permitted Transferee, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to a Permitted Transferee shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the Permitted Transferee or Transferees of the terms and conditions hereof.

7. Withholding. A Participant shall be required to pay to the Company or any Affiliate, and the Company shall have the right and is hereby authorized to withhold, any applicable minimum withholding taxes in respect of an Option, its exercise or any payment or transfer under an Option or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such minimum withholding taxes.

8. Securities Laws; Representations.

(a) Upon the acquisition of any shares of Common Stock pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

(b) Participant represents and warrants that Participant, either alone or with a representative advisor, has sufficient knowledge and experience in financial and business matters that Participant is capable of evaluating the merits and risks of this Option grant and, in the event such Option is exercised, the ownership of such shares of Common Stock.

9. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

10. Choice of Law. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

11. Option Subject to Plan and Management Stockholders’ Agreement. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and the Management Stockholders’ Agreement. The Option is subject to the Plan and the Management Stockholders’ Agreement. The terms and provisions of the Plan and the Management Stockholders’ Agreement as they may be amended from time to time in accordance with their respective terms are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan or the Management Stockholders’ Agreement, the applicable terms and provisions of this Agreement will govern and prevail. In the event of a conflict between any term or provision of the Plan and any term or provision of the Management Stockholders’ Agreement, the applicable terms and provisions of the Management Stockholders’ Agreement will govern and prevail.

12. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

ST. JOHN KNITS INTERNATIONAL, INCORPORATED

By:

Title:

Agreed and acknowledged as of the date first above written:

/s/ Richard Cohen
Richard Cohen